SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 4, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On May 4, 2006, PMC-Sierra, Inc. (“PMC”) and certain stockholders of PMC (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter. Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell, and the underwriter agreed to purchase, 18,108,609 shares of PMC’s common stock, par value $0.001 per share, at a price of $11.48 per share. On May 10, 2006, the public offering and sale (the “Offering”) contemplated by the Underwriting Agreement was consummated. PMC did not sell any shares and did not receive any proceeds from the sale of shares in the Offering.

The public offering and sale of the shares of PMC’s common stock pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (Registration No. 333-132447). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated May 4, 2006, by and among PMC-Sierra, Inc., the selling stockholders named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.
(Registrant)

Date: May 10, 2006	By:	/s/ Alan F. Krock
Alan F. Krock
Vice President Chief Financial Officer and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, May 4, 2006, by and among PMC-Sierra, Inc., the selling stockholders named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter

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